Exhibit 99.1

Builders FirstSource Prices Offering of $550 Million of Senior Notes due 2030

February 6, 2020 (DALLAS, TX) – Builders FirstSource, Inc. (Nasdaq: BLDR) (the “Company”) today announced that it has priced an offering of $550 million aggregate principal amount of unsecured 5.000% Senior Notes due 2030 (the “Notes”), which represents a $50 million increase in the previously announced size of the offering. The price to investors will be 100.000% of the principal amount of the Notes.

The Company intends to use the net proceeds from the offering, together with borrowing under its senior secured ABL facility, to redeem all of the outstanding aggregate principal amount of its 5.625% Senior Secured Notes due 2024 (the “2024 Secured Notes”), to redeem $47.5 million aggregate principal amount of its 6.750% Senior Secured Notes due 2027 (the “2027 Secured Notes”), and to pay related transaction premiums, fees and expenses.

Consummation of the offering of the Notes is subject to market and other closing conditions, and there can be no assurance that the Company will be able to successfully complete these transactions on the terms described above, or at all. Any redemption of the 2024 Secured Notes or the 2027 Secured Notes would be made solely pursuant to a redemption notice delivered pursuant to the indenture governing the 2024 Secured Notes or the indenture governing the 2027 Secured Notes, and nothing contained in this news release constitutes a notice of redemption of the 2024 Secured Notes or the 2027 Secured Notes.

The Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities law and may not be offered or sold within the United States or to or for the account of any U.S. person, except pursuant to an exemption from the registration requirements thereof. Accordingly, the Notes were offered and sold only to (i) persons reasonably believed to be “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) and (ii) non-“U.S. persons” who are outside the United States (as defined in Regulation S under the Securities Act).

This news release shall not constitute an offer to sell or the solicitation of an offer to buy the Notes.

Cautionary Notice

Statements in this news release that are not purely historical facts or that necessarily depend upon future events, including statements about expected market share gains, forecasted financial performance or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. In addition, oral statements made by our directors, officers and employees to the investor and analyst communities, media representatives and others, depending upon their nature, may also constitute forward-looking statements. As with the forward-looking statements included in this release, these forward-looking statements are by nature inherently uncertain, and actual results may differ materially as a result of many factors. All forward-looking statements are based upon information available to Builders FirstSource, Inc. on the date this release was submitted. Builders FirstSource, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to the Company’s growth strategies, including gaining market share, or the Company’s revenues and operating results being highly dependent on, among other things, the homebuilding industry, lumber prices and the economy. Builders FirstSource, Inc. may not succeed in addressing these and other risks. Further information regarding factors that could cause our financial and other results to differ materially from the forward-looking statements we make herein can be found in the risk factors section of our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) and may also be described from time to time in the other reports the Company files with the SEC. Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein.

About Builders FirstSource

Headquartered in Dallas, Texas, Builders FirstSource is the largest U.S supplier of building products, prefabricated components, and value-added services to the professional market segment for new residential construction and repair and remodeling. We provide customers an integrated homebuilding solution, offering manufacturing, supply, delivery and installation of a full range of structural and related building products. We operate in 40 states with approximately 400 locations and have a market presence in 77 of the top 100 Metropolitan Statistical Areas, providing geographic diversity and balanced end market exposure. We service customers from strategically located distribution and manufacturing facilities (certain of which are co-located) that produce value-added products such as roof and floor trusses, wall panels, stairs, vinyl windows, custom millwork and pre-hung doors. Builders FirstSource also distributes dimensional lumber and lumber sheet goods, millwork, windows, interior and exterior doors, and other building products. For more information about Builders FirstSource, visit the Company’s website at www.bldr.com.

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Contact:

Binit Sanghvi

VP Investor Relations

Builders FirstSource, Inc.

(214) 765-3804

Source: Builders FirstSource, Inc.